UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2009 (October 1, 2009)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 30, 2008, Bob Evans Farms, Inc. (the “Company”), through its subsidiary BEF Holding Co., Inc. (“BEF Holding”), entered into an unsecured Line of Credit Note underlying a $30 million line of credit with JPMorgan Chase Bank, N.A. (“Chase”). The note under this line of credit was to become due and payable on October 1, 2009. On October 1, 2009, Bob Evans Farms, Inc. (“BEF Ohio”), an Ohio corporation and a subsidiary of the Company, as the successor to BEF Holding, entered into an unsecured Line of Credit Note extending the maturity of the line of credit until December 1, 2009, subject to acceleration upon the occurrence of certain specified events of default which are customary for transactions of this type. The extension of the line of credit is short-term debt and will be used for general corporate purposes.
     At the time it takes an advance under the line of credit, as extended, the Company will choose whether the advance will be a “LIBOR Rate Advance” or a “CB Floating Rate Advance.” The Company may have outstanding at any one time up to five LIBOR Rate Advances and/or a CB Floating Rate Advance. LIBOR Rate Advances accrue interest based on an “Adjusted LIBOR Rate” of (i) 0.55%, plus (ii) the quotient of (a) the applicable LIBOR rate, divided by (b) one minus the maximum aggregate reserve requirement (expressed as a decimal) imposed under Federal Reserve Board Regulation D. CB Floating Rate Advances accrue interest at Chase’s Prime Rate, provided that the Prime Rate cannot be less than the Adjusted One Month LIBOR Rate, as defined in the Line of Credit Note. Additionally, advances of one type may be converted into the other type under certain circumstances as provided in the Line of Credit Note. Interest will accrue on advances on a basis of actual days elapsed in a 360 day year.
     BEF Ohio’s obligations under the line of credit note are guaranteed by both the Company and by Mimi’s Café, LLC, each of which previously executed a Continuing Guaranty under the original Line of Credit Note. Each Continuing Guaranty is joint and several and unlimited.
     The foregoing description of the line of credit does not purport to be complete and is qualified in its entirety by reference to Line of Credit Note, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference, and to each Continuing Guaranty, copies of which were filed as Exhibits 10.2 and 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on October 3, 2008.
Item 9.01. Financial Statements and Exhibits.
          (a) — (c). Not Applicable

     (d) Exhibits:

Exhibit No.	Description

10.1	Line of Credit Note from Bob Evans Farms, Inc., an Ohio corporation, to JPMorgan Chase Bank, N.A. dated as of October 1, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: October 5, 2009	By:	/s/ Tod P. Spornhauer
Tod P. Spornhauer
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated October 5, 2009

Exhibit No.	Description

10.1	Line of Credit Note from Bob Evans Farms, Inc., an Ohio corporation, to JPMorgan Chase Bank, N.A. dated as of October 1, 2009

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